CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying annual Report on Form 10-KSB of Oxford Media, Inc. for the year ended December 31, 2006, we certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)	the annual Report on Form 10-KSB of Oxford Media, Inc. for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the annual Report on Form 10-KSB for the year ended December 31, 2006, fairly presents in all material respects, the financial condition and results of operations of Oxford Media, Inc.

By:	/s/ Lewis Jaffe
Name:	Lewis Jaffe
Title:	Chief Executive Officer
Date:	April 17, 2007

By:	/s/ Brian Weiss
Name:	Brian Weiss
Title:	Interim Chief Financial Officer
Date:	April 17, 2007